Exhibit 99.1

News Release

Willis Group and Towers Watson Announce Merger to Create Leading Global Advisory, Broking and Solutions Firm

Combination offers clients a broader range of advice, analytics, specialty capabilities and solutions covering benefits; brokerage and advisory; talent and rewards; exchange solutions; and risk and capital management across all segments and geographies

Creates integrated global platform to drive long-term growth and market share gain in traditional and new businesses

Merger delivers significant potential to enhance long-term shareholder value through incremental revenue growth, expected cost synergies of $100-125 million, and greater corporate efficiencies

LONDON and ARLINGTON, VA – (BUSINESS WIRE) – June 30, 2015 – Willis Group Holdings (NYSE:WSH) and Towers Watson (NASDAQ:TW) today announced the signing of a definitive merger agreement under which the companies will combine in an all-stock merger of equals transaction. Based on the closing prices of Willis and Towers Watson common stock on June 29, 2015, the implied equity value of the transaction is approximately $18 billion. The transaction has been unanimously approved by the Board of Directors of each company. The combined company will be named Willis Towers Watson.

Upon completion of the merger, terms of which are detailed below, Willis shareholders will own approximately 50.1% and Towers Watson shareholders will own approximately 49.9% of the combined company on a fully diluted basis.

The combination of Willis and Towers Watson brings together two highly complementary businesses to create an integrated global advisory, broking, and solutions provider to serve a broad range of clients in existing and new business lines. The combined company will have approximately 39,000 employees in over 120 countries, and pro forma revenue of approximately $8.2 billion and adjusted1/underlying2 EBITDA of over $1.7 billion for the twelve months ended December 31, 2014.3

[1]	Towers Watson adjusted EBITDA defined as net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, and other non-operating income excluding income from variable interest entity.
[2]	Willis underlying EBITDA defined as net income (attributable to Willis Group Holdings) adjusted for net income attributable to non-controlling interests, interest in earnings of associates, net of tax, income tax charges, interest expense, restructuring charges, depreciation, amortization and other non-operating income.
[3]	Financials based on calendar year 2014 results, pro forma for the merger, completion of Willis’ acquisitions of Miller and Gras Savoye (pending), and full year run rate contributions for Willis’ acquisitions of IFG, Max Matthiessen and Charles Monat.

John Haley, Chairman and Chief Executive Officer of Towers Watson, said, “This is a tremendous combination of two highly compatible companies with complementary strategic priorities, product and service offerings, and geographies that we expect to deliver significant value for both sets of shareholders. We see numerous opportunities to enhance our growth profile by offering integrated solutions that leverage Willis’ global distribution network and superb risk advisory and re/insurance broking capabilities to deliver a more robust set of analytics and product solutions across a broader client base, including accelerating penetration of our Exchange Solutions platform into the fast growing middle-market. We also expect to realize substantial efficiencies by bringing our two organizations together, and have a well-defined integration roadmap to capitalize on identified savings, ensure the strongest combination of talent and practices, and realize the full benefits of the merger for all of our stakeholders.”

Mr. Haley continued, “Importantly, our organizations share a client-first mentality and a focus on providing services and solutions that consistently exceed clients’ expectations. As we bring these two companies together, we are confident associates across both organizations will enjoy increased development opportunities as part of a stronger and more global growth company.”

Dominic Casserley, Willis CEO, said, “These are two companies with world-class brands and shared values. The rationale for the merger is powerful – at one stroke, the combination fast-tracks each company’s growth strategy and offers a truly compelling value proposition to our clients. Together we will help our clients achieve superior performance through effective risk, people and financial management. We will advise over 80% of the world’s top-1000 companies, as well as having a significant presence with mid-market and smaller employers around the world.”

Mr. Casserley continued, “We look forward to bringing Towers Watson’s innovative solutions to our clients alongside our broking and advisory services. The opportunity to deliver significant savings to our growing middle market client base with Towers Watson’s market-leading private exchange platform is particularly attractive.”

Transaction Delivers Key Strategic and Financial Benefits

•	Powerful Global Platform for Profitable Growth: Drives incremental growth opportunity through increased ability to rely upon Towers Watson’s relationships to increase Willis’ penetration in the large U.S. P&C corporate market.

•	Accelerates Growth in Exchange Market: Provides significant opportunity to accelerate growth in the exchange market by bringing Towers Watson’s best-in-class Exchange Solutions offering to Willis’ significant middle-market relationships.

•	Expands International Profile: Combined entity will both internationalize Towers Watson’s exchange offering and serve more multinationals around the world, given the expanded capabilities and footprint.

•	Strong Financial Profile: Combined entity will have a strong balance sheet and financial profile, with a diversified revenue mix across segments, geographies and clients, and significant cash flow generation.

•	Highly Achievable Cost Synergies: Combination is expected to result in $100-125 million in cost savings to be fully realized within three years of closing, primarily related to the elimination of duplicate corporate costs and economies of scale, in addition to increased efficiencies. These savings are incremental to current cost saving and operational improvement initiatives already underway at each company.

Transaction Structure

Pursuant to the terms of the merger, Towers Watson shareholders will receive 2.6490 Willis shares for each Towers Watson share. Towers Watson shareholders will also receive a one-time cash dividend of $4.87 per Towers Watson share pre-closing. Subject to Willis shareholder approval, Willis expects to implement a 2.6490 for one reverse stock split, so that each one Willis share will be converted into 0.3775 Willis Towers Watson shares. If the reverse stock split is approved, Towers Watson shareholders will receive one share of Willis Towers Watson for each Towers Watson share. The merger is not conditioned on Willis shareholder approval of the reverse stock split.

Willis shareholder ValueAct Capital – owner of approximately 10.3 percent of the common stock of Willis – has entered into an agreement to vote its shares in favor of the transaction.

Management, Governance and Integration

Upon closing of the transaction, James McCann will become Chairman, John Haley will be Chief Executive Officer and Dominic Casserley will be President and Deputy CEO. The new company’s board will consist of 12 directors total – six nominated by Willis and six by Towers Watson, including Towers Watson’s and Willis’ current CEOs. Additionally, Roger Millay will be CFO.

Dominic Casserley and Gene Wickes from Towers Watson have been chosen to oversee the Integration Team.

After closing, the combined company will maintain its domicile in Ireland and significant presence in major markets around the world.

Approvals and Time to Close

The transaction is expected to close by December 31, 2015, subject to customary closing conditions, including regulatory approvals, and approval by both Willis and Towers Watson shareholders.

Advisors

Willis received legal advice from Weil, Gotshal & Manges LLP and Matheson, and financial advice from Perella Weinberg Partners, LP; Towers Watson received legal advice from Gibson, Dunn & Crutcher and financial advice from BofA Merrill Lynch.

Conference Call and Webcast Details

Willis and Towers Watson will host a joint conference call and webcast today at 8:00 a.m. Eastern Time (U.S.) to discuss the proposed merger. Participants will include Towers Watson Chairman and CEO and CFO, and Willis’ CEO and CFO. The general public is invited to listen to the call by dialing (855) 631-5368 (U.S. domestic), or (330) 863-3283 (international), conference ID 75130475, or via a live audio webcast through the Investor Relations sections of the Willis and Towers Watson websites. For those unable to listen to the live broadcast, a replay will be available on both websites or by dialing (855) 859-2056 (U.S. domestic), or (404) 537-3406 (international), conference ID 75130475, beginning approximately two hours after the event. The replay of the conference call will be available through July 14, 2015. The webcast and a podcast will be archived and available online on each company’s website for at least 30 days following the call.

A copy of the investor presentation will be made available on both companies’ investor relations websites.

Additional information regarding the transaction can be found on willisandtowerswatson.mergerannouncement.com.

About Willis Group

Willis Group Holdings plc is a leading global risk advisory, re/insurance broking, and human capital and benefits firm. With roots dating to 1828, Willis operates today on every continent with more than 18,000 employees in over 400 offices. Willis offers its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Our experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events. Find more information at our website, www.willis.com, our leadership journal, Resilience, or our up-to-the-minute blog on breaking news, WillisWire. Across geographies, industries and specialisms, Willis provides its local and multinational clients with resilience for a risky world.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With 15,000 associates around the world, the company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Learn more at towerswatson.com.

Contact Information

Willis Contacts:

Investor Contact

Peter Poillon

peter.poillon@willis.com

+1 212 915 8084

Media Contacts

Miles Russell

+44 (0) 7903 262118 / +44 (0) 20 3124 7446

Stephen Cohen

stephen.cohen@teneostrategy.com

+ 1 212 886 9332

Towers Watson Contacts:

Investor Contact

Aida Sukys

aida.sukys@towerswatson.com

+1 703-258-8033

Media Contacts

Sard Verbinnen & Co

Michael Henson/Conrad Harrington

+44 (0) 20 3178 8914

Bryan Locke/Jenny Gore

+1 312 895 4700

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Responsibility Statement

The directors of Willis accept responsibility for the information contained in this document other than that relating to Towers Watson, the Towers Watson Group and the directors of Towers Watson and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Willis (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Towers Watson accept responsibility for the information contained in this document relating to Towers Watson, the Towers Watson Group and the directors of Towers Watson and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Towers Watson (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Important Information About the Transaction and Where to Find It

This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Willis plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction. Willis and Towers Watson plan to file with the SEC and mail to their respective shareholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Willis, Towers Watson, the transaction and related matters. Investors and security holders are urged to read the Registration Statement, the Joint Proxy Statement/Prospectus and other related documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement, the Joint Proxy Statement/Prospectus and other related documents filed with the SEC by Willis and Towers Watson through the web site maintained by the SEC at www.sec.gov or by visiting the investor relations sections of Willis’ or Towers Watson’s websites at www.Willis.com or www.towerswatson.com.

Participants in the Solicitation

Willis and Towers Watson, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the directors and executive officers of Willis, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Willis’s Form 10-K for the year ended December 31, 2014 and its proxy statement filed on April 17, 2015, which are filed with the SEC. Information regarding Towers Watson’s directors and executive officers, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Towers Watson’s Form 10-K for the year ended June 30, 2014 and its proxy statement filed on October 3, 2014, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Forward Looking Statements

This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Willis or Towers Watson management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Willis and Towers Watson undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other conditions to the consummation of the proposed transaction on the proposed terms and schedule; the ability of Willis and Towers Watson to successfully integrate their respective operations and employees and realize synergies and cost savings at the times, and to the extent, anticipated; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that Willis and Towers Watson face; compliance with extensive government regulation; the combined company’s ability to make acquisitions and its ability to integrate or manage such acquired businesses; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Willis’s and Towers Watson’s Form 10-K and other filings with the Securities and Exchange Commission.